Exhibit 4.1


                                                EXTENSION AMENDMENT

                                                   June 24, 1998


To the Banks parties to the
  Credit Agreement referred to
  below

Ladies and Gentlemen:

We refer to the Second Amended and Restated Credit Agreement dated as of September 27, 1989, and amended and restated as of December 22, 1997 (the "Credit Agreement"), among the undersigned, you and The Chase Manhattan Bank, as Administrative Agent, and The First National Bank of Chicago, as Documentation Agent. Unless otherwise defined herein, the terms defined in the Credit Agreement shall be used herein as therein defined.

Section 10.01 of the Credit Agreement is, effective as of the date first above written, hereby amended by amending the definition of "Maturity Date" in its entirety to read as follows: "'Maturity Date' shall mean July 31, 1998."

On and after the effective date of this extension amendment, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof" or words of like import referring to the Credit Agreement, and each reference in the Notes and the Security Documents to "the Credit Agreement," "thereunder," "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this extension amendment. The Credit Agreement, as amended by this extension amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

If you agree to the terms and provisions hereof, please evidence such agreement by executing this extension amendment below. This extension amendment shall become effective as of the date first above written when and if counterparts of this extension amendment shall have been executed by us and all of the Banks and the consent attached hereto shall have been executed by the Guarantors.



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This extension  amendment may be executed in any number of  counterparts  and by any combination of the parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same extension amendment.


                                Very truly yours,

                                                     THE INTERLAKE CORPORATION


                             By: /s/Stephen Gregory
                                                           Title: Vice President


Agreed as of the date first above written:

THE CHASE MANHATTAN BANK,
         as a Bank and as Administrative Agent


By:/s/Lenard Weiner
      Title:  Managing Director


THE FIRST NATIONAL BANK OF CHICAGO,
         as a Bank and as Documentation Agent


By: /s/Karen Kizer
      Title:  Sr. Vice President



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


                                                      CONSENT

                                             Dated as of June 24, 1998



The undersigned, as Guarantors under the Subsidiary Guaranties, as Assignors under the Subsidiary Security Agreements and/or as Pledgors under the Subsidiary Pledge Agreements (the Subsidiary Guaranties, the Subsidiary Security Agreements and the Subsidiary Pledge Agreements being, collectively, the "Credit Documents"), hereby consent to the foregoing extension amendment and hereby confirm and agree that (i) the Credit Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects except that, on and after the effective date of the foregoing extension amendment, each reference in the Credit Documents to "the Credit Agreement," "thereunder," "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by the foregoing extension amendment, and (ii) the Subsidiary Security Agreements and the Subsidiary Pledge Agreements and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Obligations.

                                    CHEM-TRONICS, INC.
                                    GARY STEEL SUPPLY COMPANY
                                    INTERLAKE ARD CORPORATION
                                    INTERLAKE PACKAGING CORPORATION
                                    THE INTERLAKE COMPANIES, INC.
                                    INTERLAKE MATERIAL HANDLING, INC.


                                    By: /s/Stephen R. Smith
                                    Title: Vice President


                                    INTERLAKE DRC LIMITED


                                    By: /s/Stephen Gregory
                                    Title: Vice President



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